                                                                     EXHIBIT 3.1

                             THE COMPANIES ACT 1985


                        PUBLIC COMPANY LIMITED BY SHARES


                                   MEMORANDUM
                                      AND
                            ARTICLES OF ASSOCIATION
                                       OF
                            TEXON INTERNATIONAL PLC
                            (REGISTERED NO. 3447210)


         INCORPORATED IN ENGLAND AND WALES THE 9TH DAY OF OCTOBER 1997



                               Dickson Minto W.S.
                               Royal London House
                             22/25 Finsbury Square
                                     London
                                    EC2A lDS

                             THE COMPANIES ACT 1985
                   __________________________________________

                        PUBLIC COMPANY LIMITED BY SHARES
                   __________________________________________
                           MEMORANDUM OF ASSOCIATION
                                       OF
                            TEXON INTERNATIONAL PLC

 I.  The name of the Company is "Texon International PLC".

 II. The Company is to be a Public Company.

 III.The Registered Office of the Company will be situate in England and Wales.

 IV. The objects for which the Company is established are:

     (1) (a) To promote, establish, develop and carry on any business, activity or trade whatsoever and to do anything of any nature which in the opinion of the Company or its Directors is or may be capable of being conveniently carried on or done in connection with the business of the Company or which might directly or indirectly enhance the value of or render more profitable all or any part of the Company's undertaking, property, rights or assets or which might otherwise advance the interests of the Company or of its members.

       (b) To carry on business as a general commercial company and to do anything of a nature which in the opinion of the Company or its Directors is or may be capable of being conveniently carried on or done in connection with the business of the Company or which might directly or indirectly enhance the value of or render more profitable all or any part of the Company's undertaking, property, rights or assets or which might otherwise advance the interests of the Company or of its members.

 (2) To purchase, take on lease or in exchange, hire or otherwise acquire and hold real or personal, moveable or immoveable, property of every description and wherever situate and any option, interest, licence, servitude, easement, right or privilege in or over such property which the Company or its Directors may think necessary or convenient for the purposes of its business or for investment or for the furtherance of its objects, and in particular but not limited to any land, buildings, apparatus, machinery, plant and stock-in-trade; and also to sell, feu, lease, let, exchange, surrender, mortgage, charge or otherwise dispose of or deal with or to occupy, factor, maintain, manage, control, work, alter, extend, equip, improve, exploit, develop, replace or turn to account in any manner or way any such property or to grant any option, interest, licence, servitude, easement, right or privilege in or over any such property.

 (3) To promote, establish, develop and carry on any other business or activity whatsoever and to do anything of any nature which in the opinion of the Company or its Directors is or may be capable of being conveniently carried on or done in connection with any business of the Company hereinbefore or hereinafter authorised, whether ejusdem generis therewith or not, or calculated as likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property, rights or assets or utilising its know-how or expertise or otherwise advancing the interests of the Company or of its members.

 (4) To purchase or acquire by exchange, subscription, application, promotion or otherwise and to hold and deal with in any manner or way any of the property following:

          (a) all or any part of the undertaking, property, business or assets of any person, firm or company carrying on or proposing to carry on any business which the Company is authorised to carry on or possessed of property which in the opinion of the Company or its Directors is suitable for any of the purposes of the Company; or any interest in any partnership or joint venture or joint-purse arrangement or other arrangement regarding the sharing of profits or any union of interests with any such person, firm or company, and, as part of the consideration for any such acquisition, to undertake all or any of the transactions or liabilities of any person, firm or company, and to give or accept by way of consideration, for any of such acts or things or for any such undertaking, property, business, assets or interests acquired, any shares, stock, debentures, debenture stock or other securities which the Company has power to issue or partly in more than one of or in all of such modes and to acquire, hold, retain, sell, dispose of, charge, mortgage and deal with any shares, stock, debentures, debenture stock or other securities received;

          (b) the whole or any part of the shares, stock, debentures, debenture stock and other securities, units, participations or interests in or of any corporations, companies, associations, undertakings, or firms for the time being engaged, concerned or interested in any industry, trade or business of a type similar to any or all of those which the Company is empowered by this Memorandum of Association to carry on or which can conveniently be carried on in connection with any such business, trade or industry as aforesaid or the acquisition of which may seem to the Company or its Directors calculated directly or indirectly to benefit the Company or the interests of its members and to promote the beneficial co-operation of any such companies, associations or firms as well with one another as with the Company and to exercise in respect of such investments and holdings all the rights, powers and privileges of ownership including the right to vote thereon;

          (c) plant, machinery, and personal, moveable, real and heritable property of all kinds; and

          (d) patents, patent rights or inventions, know-how, copyrights, designs, trade marks or secret processes, including without prejudice to the generality of the foregoing to register, promote and advertise the same.

 (5) To perform or do all or any of the following operations, acts or things:

          (a) to enter into any arrangement with any government or authority, supreme, municipal, local or otherwise which may seem to the Company or its Directors conducive to the attainment of the Company's objects or any of them and to apply for, promote and obtain any legislation, order, charter, privilege, concession, licence, right, franchise or authorisation from any such government or authority for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which the Company or its Directors consider may be likely directly or indirectly to further the objects of the Company or the interests of its members, and to carry out, exercise and comply with the same and to oppose any proceedings or applications or the like which the Company or its Directors consider may be directly or indirectly prejudicial to the interests of the Company or its members;

          (b) to apply for, take out, obtain, purchase and otherwise acquire any grants, licences, concessions and the like conferring any exclusive or absolute or non-exclusive or limited right to use, or any secret processes or other information regarding, any invention or discovery which may seem to the Company or its Directors capable of being used for any of the purposes of the Company or the acquisition of which may seem likely to the Company or its Directors directly or indirectly to benefit the Company or its members and to carry on research and to acquire, use, maintain, exercise, develop, manufacture under, sell or otherwise dispose of, deal with or turn to account any such licences, concessions and the like and other information aforesaid;

        (c) to lend and advance money, to place money on current account or deposit and to grant or provide credit and financial accommodation to any person, firm or company, including, without limitation, any clients of or other persons having dealings with the Company, or to agents acting for or representing the Company on such terms as may be thought fit and with or without security and to buy and sell foreign currency and to carry on the business of a banking, finance or insurance company;

         (d) to receive from any person, firm or company, including shareholders and Directors of the Company, money or securities, on deposit or loan, at interest or for safe custody or otherwise;

         (e) to borrow and raise money with or without security and, for the purposes of or in connection with the borrowing or raising of money by the Company, to become a member of any building society and to accept money on deposit and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit by the Company or its Directors and, in particular, by the granting or creating or the permitting to subsist of any mortgages, charges (whether fixed or floating), security rights, liens or encumbrances upon the undertaking of the Company and all or any of its real and personal, moveable and immoveable property, (present and future) or by the granting or creating or the permitting to subsist of any mortgage, pledge or charge over all or any of the uncalled capital for the time being of the Company or by the creation and issue, at par or at a premium or discount and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, of bonds, debentures, debenture stock, perpetual, redeemable or repayable or otherwise or of other obligations or securities of the Company of any description;

         (f) to enter into any guarantee, contract of indemnity or suretyship and in particular, (without prejudice to the generality of the foregoing) whether with or without the Company receiving any consideration, to guarantee or to grant any indemnity in respect of or to secure (with or without a personal covenant and with or without a mortgage, charge (whether fixed or floating), security right, lien or encumbrance upon all or any part of the undertaking and assets, present and future, and the uncalled capital of the Company, the performance of any obligation, contract or liability or loss or cost or expense or the payment of any debt or sum including the principal amount thereof or any dividend, interest or premium on any stock, debenture, debenture stock, bond, share or other security of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company in business;

        (g) to accept, draw, issue, make, create, execute, discount, endorse, negotiate, and to buy, sell and deal in bank drafts, bills of exchange, promissory notes, debentures, bills of lading and other instruments and securities, whether negotiable, transferable or otherwise;

         (h) to enter into any partnership or any joint venture or any joint-purse arrangement or any profit-sharing arrangement and to co-operate or participate in any way with, and to assist or subsidise, any company, firm or person;

         (i) to establish, promote, organise, incorporate, reorganise, finance and to aid and assist, financially or otherwise, companies, corporations, syndicates, partnerships and associations of all kinds;

         (j) to carry on any business or branch of a business which the Company is authorised to carry on by means, or through the agency, of any subsidiary company or companies, and to enter into any arrangement with any such subsidiary company for taking the profits and bearing the losses of any business or branch so carried on or for financing any such subsidiary company or guaranteeing its liabilities or to make any other arrangement which may seem desirable to the Company or its Directors with reference to any business or branch so carried on including power at any time, and either temporarily or permanently, to close any such branch or business;

         (k) to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company;

         (1) to carry on the business of a holding company and to establish or promote any company or companies for the purpose of taking over, acquiring or working any of the property, rights and liabilities of the Company, or for the purpose of carrying on any business which the Company is authorised to carry on, or for any other purpose which may seem to the Company or its Directors directly or indirectly calculated to benefit or to advance the objects or interests of the Company or the interests of its members, with power to assist such company or companies in every way, but especially by taking shares, stocks and securities thereof, providing capital and paying preliminary expenses;

         (m) to employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business to the business of the Company or in any other industry ancillary thereto or which can in the opinion of the Company or its Directors conveniently be carried on in connection therewith and to invest money of the Company in any investments and to carry on the business of a property company;

         (n) to act as directors, secretaries, managers, registrars or transfer agents or to appoint directors, secretaries, managers, registrars or transfer agents of any subsidiary company or of any company in which the Company is or may be interested or of any other company and to take part in the management, supervision and control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, managers, trustees, solicitors, accountants, actuaries, architects, valuers, surveyors or other experts or agents;

         (o) to pay all the expenses of and preliminary and incidental to the promotion, formation, establishment and registration of the Company, and any other company promoted by the Company or any company in which the Company is or may contemplate being interested including in such expenses all or any part of the costs and expenses of owners of any business or property acquired by the Company; and to procure the registration, recognition or incorporation of the Company in or under the laws of any place outside England and Wales;

         (p) to issue and allot, credited as paid up in full or in part or otherwise, shares, debentures or other securities of the Company for cash or in payment or part payment for any heritable or moveable, real or personal property purchased or otherwise acquired by the Company or for any services rendered to the Company or in satisfaction of any obligation or liability undertaken or agreed to be undertaken by the Company or for any other purpose;

         (q) to give or pay any remuneration, brokerage, discount or other compensation or reward or expenses for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any shares or debentures or other securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund or trust promoters or managers, and of underwriters or dealers in securities and to act as trustees of any kind for any person, firm or company and to undertake and execute any trust;

         (r) to sell, exchange, transfer, let on rent, share of profit, royalty or otherwise, grant licences, servitudes, easements, options and other rights over and in any other manner deal with, turn to account, or dispose of all or any part of the undertaking, property and assets (present and future) of the Company whether real or personal, heritable or moveable, either together or in portions, for any such consideration as may be thought fit by the Company or its Directors and in particular (without prejudice to the generality of the foregoing) for any shares, stock, debentures, debenture stock or other securities, whether fully or partly paid up, of any other company or partly in more than one of or in all of such modes of payment and to hold, retain, sell, dispose of, charge, mortgage and deal with any shares, stock, debentures, debenture stock or other securities received;

         (s) to establish, maintain, participate in and contribute to or to procure the establishment and maintenance of, participation in and contribution to, any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of any persons (including Directors, former Directors, officers and former officers) who are or shall have been at any time in the employment or service of the Company or of any company which at the time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of the predecessors of the Company in business or of any such other company as aforesaid or of the relations, wives, widows, families, connections or dependants of any such persons and for the benefit of any other persons whose service or services have directly or indirectly been of benefit to the Company and for the benefit of their relations, connections or dependants or any of them and to grant or procure the grant of donations, gratuities, pensions, allowances, including allowances on death, or other payments or benefits of any kind to any of such persons as aforesaid; and to establish, subsidise, subscribe to or support institutions, associations, clubs, schools, funds or trusts calculated or considered to be for the benefit of any of such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its members; and to make payments for or towards the insurance of any such persons as aforesaid;

         (t) (subject to the provisions of Sections 151 to 158 of the Companies Act 1985) to establish and contribute to any employees' share scheme (within the meaning of Section 743 of the Companies Act 1985) for the purchase or subscription by trustees of shares of the Company or of a holding company of the Company and to lend money to the Company's employees to enable them to purchase or subscribe for shares of the Company or of a holding company of the Company; to establish and maintain any option or incentive scheme whereby selected employees (including salaried Directors and officers) of the Company are given the opportunity of acquiring shares in the capital of the Company; to formulate and carry into effect any scheme for sharing the profits of the Company with its employees (including salaried Directors and officers) or any of them; and to form or subscribe to any association, institution or fund for the protection of the interests of owners or employers by insurance against loss caused by bad debts, strikes, fire, accidents, war risks or otherwise;

         (u) to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company or any other company which is its holding company or subsidiary;

         (v) to pay, subscribe or guarantee money to or for any purpose which the Company or its Directors consider may be likely, directly or indirectly, to further the interests of the Company or of its members or for any charitable, benevolent, national, educational, social, public, general or useful object or for any exhibition;

         (w) to cease carrying on or to wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory

         (x) to distribute among the members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any property or assets of the Company or any proceeds of sale or disposal thereof, and in particular shares, debentures or other securities of other companies belonging to the Company, or of which the Company may have the power to dispose, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

         (y) to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, nominees, trustees or otherwise and either by or through agents, contractors, nominees, trustees, subsidiary companies or otherwise and either alone or in conjunction with others;

         (z) to do all such other things as in the opinion of the Company are or may be incidental or conducive to the attainment of the above objects or any of them;

          And it is hereby declared that, for the purposes of this clause, (A) "company" except where used in reference to the Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled or resident in the United Kingdom or elsewhere, (B) "person" shall include any person acting in any capacity whatsoever and any company, corporation, association, syndicate or society as well as any other legal or natural person, (C) "subsidiary" and "holding company" shall be construed in accordance with Section 736 of the Companies Act 1985, (D) "securities" shall include any fully, partly or nil paid share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, (E) "and" and "or" shall mean "and/or" where the context so permits, (F) "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, (G) reference to any Act of Parliament shall be deemed to include any statutory amendment or modification thereof, and (H) the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

 V.  The liability of the members is limited.

 VI. The share capital of the Company is (Pounds)4,000,000 divided into 4,000,000 shares of (Pounds)1 each, with power to increase the capital and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.

WE, the person whose name and address is subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the capital of the Company set opposite our name:


NAMES, ADDRESSES AND DESCRIPTIONS            NUMBER OF SHARES TAKEN BY
      OF SUBSCRIBERS                              EACH SUBSCRIBER

     DM Company Services (London)
      Limited
     Royal London House
     22/25 Finsbury Square
     London
     EC2A 1DS                                                       1
                                                                    -
     Solicitor
                                                             TOTAL  1
                                                                    -
-----------------------------------------------------------------------

Dated the 2nd day of October 1997.
WITNESS to the above Signatures:

     Aileen Taylor
     Royal London House
     22/25 Finsbury Square
     London
     EC2A 1DS

                        THE COMPANIES ACTS 1985 AND 1989
                       _________________________________

                       _________________________________

                        PUBLIC COMPANY LIMITED BY SHARES

                       _________________________________

                            ARTICLES OF ASSOCIATION

                                       OF

                            Texon International PLC
             Incorporated as a private company on 9th October 1997 Reregistered as a public company on 17th December 1997


                      ___________________________________

                         ADOPTED BY WRITTEN RESOLUTION
                          Passed on      February 1998
                      ___________________________________



                               Dickson Minto W.S.
                               Royal London House
                             22/25 Finsbury Square
                                London EC2A 1DS

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.   Interpretation...........................................................................  1

2.   Table A..................................................................................  2

3.   Public company...........................................................................  2

4.   Share capital............................................................................  2

5.   Preference Shares........................................................................  2
     5.1  Dividend............................................................................  3
     5.2  Return of capital...................................................................  4
     5.3  Further participation...............................................................  4
     5.4  Increased Preference Dividend.......................................................  4
     5.5  Redemption by Company...............................................................  4
     5.7  Provisions applying to all redemptions..............................................  5
     5.8  Preference Share Dividend Reserve...................................................  6
     5.9  Votes...............................................................................  6
     5.10 Transfer............................................................................  6

6.   Non-Voting A Shares......................................................................  6

7.   Provisions applying on every transfer of Ordinary Shares.................................  7

8.   Permitted transfers of Ordinary Shares...................................................  8

9.   Pre-emption rights.......................................................................  9

10.  Transfers which change control........................................................... 11

11.  Drag-along rights........................................................................ 12

12.  Compulsory transfer...................................................................... 13

13.  General provisions....................................................................... 15
     13.1  Shareholders' meetings and resolutions............................................. 15
     13.2  Number of directors................................................................ 16
     13.3  Alternate directors................................................................ 16
     13.4  Appointment, retirement and removal of directors................................... 16
     13.5  Disqualification and removal of directors.......................................... 17

     13.6   Proceedings of directors.......................................................... 18
     13.7   Borrowing powers of directors..................................................... 18
     13.8   Dividends......................................................................... 19
     13.9   Capitalisation of profits......................................................... 19
     13.10  Notices........................................................................... 19
     13.11  Indemnity......................................................................... 19

14.  Institututional Directors and Shareholder Directors...................................... 20

 1.  INTERPRETATION

     1.   In these Articles:

     "A Shareholder" means a holder of A Shares from time to time;

     "B Shareholder" means a holder of B Shares from time to time;

     "the Act" means the Companies Act 1985 including any statutory modification or re-enactment for the time being in force;

     "Institutional Director(s)" means the director(s) appointed as such pursuant to Article 14.1 or 14.2;

     "Investor Affiliate" means: in relation to each Institution a person or any person which is a member of that "Institutions Group" as such term is defined in the Shareholders Agreement, any company being a group undertaking of that Institution and so that if a party ("the second party") is an Investor Affiliate of another party ("the first party") the Investor Affiliates of the second party shall also be Investor Affiliates of the first party and vice versa;

     "Institution(s)" has the meaning given to that expression in the Shareholders Agreement;

     "Listing" means the admission of any of the Company's shares to a recognised investment exchange (as defined in section 207 of the Financial Services Act 1986);

     "Non Executive Director" means the director appointed as such pursuant to
Article 14.3;

     "Non Voting A Shareholder" means a holder of Non Voting A Shares from time to time;

     "Option Agreement" the option agreement dated on or around the date of adoption of these Articles between certain shareholders of the Company, the Company and certain employees and former employees of the Company;

     "Ordinary Shares" means the A Shares, and the B Shares subject to Article 6.5;

     "Ordinary Shareholder" means a holder of Ordinary Shares from time to time;

     "Redemption Date" means the date set out as such in Article 5;

     "Remuneration Committee" has the meaning given to that expression in the Shareholders Agreement;

     "Sale" has the meaning given to it in Article 5.4(i);

     "Shareholders Agreement" means the agreement dated on or around the date of adoption of these Articles made by (1) the Company (2) Peter Selkirk and others
(3) Apax European Buy-In Fund and others and (4) Apax Partners & Co Strategic Investors Limited, as amended from time to time.

     2. Words and expressions defined in the Act have the same meanings in these Articles, unless inconsistent with the context.

     3. The renunciation of a right to be allotted shares shall be treated as if it were a transfer of those shares and therefore shall be governed by Articles 7 to 12.

 2.  TABLE A

     1. The regulations contained in Table A in the Schedule to the Companies (Tables A-F) Regulations 1985, as amended ("Table A"), apply to the Company except to the extent that they are excluded by or inconsistent with these Articles.

     2. The first sentence of regulation 24 and regulations 64, 73 to 78, 80, 81, 90, 94, 95, 115 and 118 of Table A do not apply.

 3.  PUBLIC COMPANY

     The Company is a public company.

 4.  SHARE CAPITAL

     The share capital of the Company at the date of adoption of these Articles is (Pounds)9,200,000 divided into:

     3,436,277 A ordinary shares of (Pounds)1.00 each (subject to Article 6.5, "A Shares");

     163,723 non-voting A ordinary shares of (Pounds)1.00 each ("Non-Voting A Shares");

     400,000 B ordinary shares of (Pounds)1.00 each ("B Shares"); and

     52,000,000 redeemable cumulative preference shares of (Pounds)0.10 each ("Preference Shares").

 5.  PREFERENCE SHARES

     The rights attaching to the Preference Shares are set out below.

      5.1 DIVIDEND

          5.1.1 The Preference Shareholders have the right to a fixed cumulative preferential dividend ("Preference Dividend") at the yearly rate of 15% excluding any associated tax credit this rate (the "Preference Dividend Rate") being a percentage of the nominal amount and premium paid on each Preference Share. In respect of any Preference Dividend payable in respect of periods ending on or prior to 31st December 2000, the amount (if any) paid in respect of Preference Dividend on or prior to the due date for payment of such Preference Dividend ("the Paid Amount") shall be deemed to satisfy an amount of the Preference Dividend payable in respect of the period question equal to three times the Paid Amount.

     5.1.2 The Preference Dividend shall be paid before the transfer of any sums to reserves.

     The right to the Preference Dividend has priority over the rights of the holders of any other class of shares.

     5.1.3 The Preference Dividend accrues from day to day and shall be paid half-yearly every 15 August and 15 February in respect of the half-years ending on the immediately preceding 31 December and 30 June respectively out of the profits of the Company available for distribution, except that the first Preference Dividend shall be paid on 15 February 1999 and calculated in respect of the period from 1 January 1998 up to and including 30 June 1998 but the Company may not pay a preference dividend to the extent it is prohibited from paying dividends pursuant to the provisions of the Senior Credit Agreement (as defined in the Shareholders Agreement).

     5.1.4 Any unpaid Preference Dividend shall be carried forward and paid in priority to the Preference Dividend payable on any later date, increased by an amount representing interest on the unpaid amount at a rate equal to the Preference Dividend Rate which shall accrue from day to day and compound on each 30 June and 31 December. A reference in these Articles to an unpaid Preference Dividend is deemed to include the amount representing interest on the unpaid amount.

     5.1.5 Every 15 February and 15 August , the amount of the Preference Dividend, including any unpaid Preference Dividend carried forward, shall ipso facto and without any resolution of the board or of the Company in general meeting, become a debt due from and immediately payable by the Company to the extent the Company has profits available for distribution.

     5.1.6 The holders of a majority of the Preference Shares in issue are entitled to require, by serving notice on the Company, the Company to procure that its subsidiary undertakings distribute to the Company sufficient profits to enable the Company to pay the accrued and/or unpaid Preference Dividend.

     5.2 RETURN OF CAPITAL

     On a return of capital on liquidation or otherwise the assets of the Company available for distribution among the shareholders shall be applied in paying to the Preference Shareholders, in priority to any payment to the holders of any other class of shares:

     first, the nominal amount and premium paid on each of their Preference Shares; and

     secondly, a sum equal to any accrued and/or unpaid Preference Dividend calculated to the date of return of capital and payable whether or not the Company has enough profits available for distribution to pay the accrued and/or unpaid Preference Dividend.

     5.3 FURTHER PARTICIPATION

     The Preference Shares do not confer any further right of participation in the profits or assets of the Company.

     5.4 INCREASED PREFERENCE DIVIDEND

     On the first to occur of:

          (i) a transfer of Ordinary Shares under Article 8.1, 9, 10 and/or 11 which results in a person and any other person:

               (a) who in relation to him is a connected person, as defined in section 839 of the Income and Corporation Taxes Act 1988; or

               (b) with whom he is acting in concert, as defined in The City Code on Takeovers and Mergers holding or increasing a holding of 90% of the Ordinary Shares in issue ("Sale"); or

          (ii) a Listing; or

          (iii)30th September 2002;

     the Preference Dividend Rate specified in Article 5.1.1 shall be increased to 25% excluding any associated tax credit and, from such date, all references in these Articles to the Preference Dividend Rate shall be treated as references to such increased rate.

      5.5 REDEMPTION BY COMPANY

     The Company may redeem all or 100,000 multiples of the Preference Shares at any time by serving notice on the Preference Shareholders specifying the number of Preference Shares to be redeemed and a date between 14 and 28 days later (which for the purposes of Article 5.7 shall be the Redemption Date) on which the redemption is to take place.

     5.7 PROVISIONS APPLYING TO ALL REDEMPTIONS

     5.7.1 When only some of the Preference Shares are being redeemed, the redemption shall take place in proportion as nearly as possible to each Preference Shareholder's holding of Preference Shares.

     5.7.2 On the Redemption Date the Company shall pay the following amount in cash in respect of each Preference Share to be redeemed:

          (i) the nominal amount and premium paid on the share;

          (ii) a sum equal to any accrued and/or unpaid Preference Dividend calculated to the date of return of capital and payable whether or not the Company has enough profits available for distribution to pay the accrued and/or unpaid Preference Dividend.

     The amount payable in respect of all the Preference Shares to be redeemed comprises the "redemption money".

     5.7.3 On the Redemption Date the redemption money shall become a debt due and payable by the Company to the Preference Shareholders, whether or not the Company has enough profits available for distribution or other requisite funds to pay the redemption money.

     5.7.4 On the Redemption Date the redemption money shall be paid to each Preference Shareholder in respect of those of his Preference Shares which are to be redeemed against receipt of the relevant share certificate or an indemnity in a form reasonably satisfactory to the Company in respect of a share certificate which cannot be produced. If a Preference Shareholder produces neither the share certificate nor an indemnity the Company may retain his redemption money until delivery of the certificate or an indemnity.

     5.7.5 The Company shall cancel share certificates in respect of redeemed Preference Shares and issue fresh certificates without charge in respect of any Preference Shares represented by those certificates and remaining outstanding.

     5.7.6 As from the relevant Redemption Date the Preference Dividend shall cease to accrue on the Preference Shares to be redeemed unless, despite presentation of the relevant share certificate or an indemnity, the Company fails to pay redemption money in respect of all the Preference Shares to be redeemed. In that case the Preference Dividend shall continue to accrue or be deemed to continue to accrue on the Preference Shares in respect of which redemption money is outstanding.

     5.8 PREFERENCE SHARE DIVIDEND RESERVE

     At the end of each financial year, the Company shall reserve from the profits available for distribution the amount necessary to pay the Preference Dividend due within the next financial year in respect of the Preference Shares in issue at the beginning of that financial year.

     5.9 VOTES

     Preference Shareholders are entitled to receive notice of and to attend and speak at general meetings of the Company. Preference Shareholders may not vote at general meetings of the Company unless:

          (i) the Preference Dividend is not paid in full on a due date, whether or not the Company has enough profits available for distribution to pay it;

          (ii) when Preference Shares are due for redemption, the Company does not pay all the redemption money then payable to the Preference Shareholders, whether or not the Company has enough profits available for distribution or other requisite funds to pay the redemption money; or

          (iii) any indebtedness of the Company or a subsidiary undertaking has become repayable before its specified maturity or has been the subject of a demand for repayment.

     For so long as such a default continues Preference Shareholders may vote at general meetings of the Company on the basis set out in regulation 54 of Table A.

     5.10 TRANSFER

     5.10.1 Preference Shares may only and must be transferred in connection with any transfer of Ordinary Shares pursuant to Articles 8, 9, 10 and 11 such that after such transfer the ratio of the aggregate number of Preference Share to the aggregate number of Ordinary Shares held by the transferor, any Investor Affiliate(s) of such transferor and any nominee(s) of such transferor and any such Investor Affiliate(s) shall be as near as may be possible to such ratio prior to the transfer.

     5.10.2 The directors may not register a transfer of Preference Shares unless the proposed transferee has entered into an agreement to be bound by the Shareholders Agreement in the form required by that agreement.

 6.  NON-VOTING A SHARES

     6.1 Except as provided in Article 6.2, A Shares and Non-Voting A Shares rank pari passu but they constitute separate classes of shares.

     6.2 Non-Voting A Shares do not entitle the Non-Voting A Shareholders to vote at general meetings of the Company.

     6.3 A Non-Voting A Shareholder may convert any or all of his Non-Voting A Shares into A Shares of an equivalent par value credited with the same premium which is credited to such Non-Voting A Shares at any time by serving notice on the Company if any of the following circumstances applies:

     6.3.1  a Listing;

     6.3.2  a Sale;

     6.3.3 the disposal of the whole or substantially the whole of the undertaking and assets of the Company and its subsidiaries;

     6.3.4 the Company becomes obliged to redeem Preference Shares before the scheduled redemption date in Article 5.4; or

     6.3.5 such conversion would not result in the breach by the Non-Voting A Shareholder of any relevant regulations requiring that the amount of voting shares he holds does not exceed certain limits.

     6.4 An A Shareholder may convert any or all of his A Shares into Non-Voting A Shares of an equivalent par value credited with the same premium which is credited to such A Shares at any time by serving notice on the Company, if the conversion is necessary to prevent any infringement or infraction by the A Shareholder of a regulation requiring that the amount of shares he holds does not exceed certain limits.

     6.5 Save as specified in this Article 6, all references in these Articles to Ordinary Shares and Ordinary Shareholders are deemed to include a reference to Non-Voting A Shares and Non-Voting A Shareholders respectively and all references to A Shares and A Shareholders are deemed to include a reference to Non-Voting A Shares and Non-Voting A Shareholders respectively.

 7.  PROVISIONS APPLYING ON EVERY TRANSFER OF ORDINARY SHARES

     7.1    The directors may not register a transfer of Ordinary Shares unless:

     7.1.1 it is permitted by Article 8 or has been made in accordance with Articles 9 and, if appropriate, 10 or Article 11 or 12; and

     7.1.2 the proposed transferee has entered into an agreement to be bound by the Shareholders Agreement in the form required by that agreement.

     7.2 Shareholders are not entitled to transfer Ordinary Shares unless the transfer is permitted by Article 8 or has been made in accordance with Articles 9 and, if appropriate, 10 or Article 11 or 12.

     7.3 No transfer of Ordinary Shares may be made by a person who holds Preference Shares (a "Transferor") unless such transfer is made at the same time as a transfer of a proportion of the Transferors Preference Shares equal to the proportion of his Ordinary Shares being sold ("the Relevant Proportion") and no person may acquire Ordinary Shares from a Transferor without acquiring the Relevant Proportion of that Transferor's Preference Shares.

 8.  PERMITTED TRANSFERS OF ORDINARY SHARES

     8.1 With the written consent of the holders of 90% or more of the Ordinary Shares in issue, Ordinary Shares may be transferred to any person.

     8.2 Ordinary Shares may be transferred to the trustees of a trust of which the only beneficiaries (and the only people capable of being beneficiaries) are the Ordinary Shareholder who established the trust and who is transferring the relevant shares and/or his spouse and/or his lineal descendants by blood or adoption; and the trustees of such a trust may not transfer Ordinary Shares under Article 8.2 other than to replacement trustees of the same trust.

     8.3 A shareholder which is a body corporate may transfer Ordinary Shares to an Investor Affiliate if the transferee gives an undertaking to the Company that if the transferee ceases to be an Investor Affiliate, all its shares in the Company will, before the cessation, be transferred to another Investor Affiliate.

     8.4 An Ordinary Shareholder who holds Ordinary Shares as nominee or trustee for or general partner of a limited partnership, unit trust or investment trust company which is primarily a vehicle for institutional investors may transfer those Ordinary Shares:

     8.4.1 to another nominee or trustee for or general partner of the limited partnership, unit trust or investment trust company;

     8.4.2 on a distribution in kind under the relevant partnership agreement or trust deed, to the partners of the limited partnership or their nominees or the holders of units in the unit trust or their nominees; or

     8.4.3 to a nominee or trustee for or general partner of a limited partnership, unit trust or investment trust company which is primarily a vehicle for institutional investors and which is advised or managed by the adviser or manager of the former limited partnership, unit trust or investment trust company or which has the same general partner.

     8.5 Any Ordinary Share may be transferred pursuant to the terms of the Option Agreement.

 9.  PRE-EMPTION RIGHTS

     9.1 An Ordinary Shareholder ("Selling Shareholder") who wishes to transfer Ordinary Shares to a person to whom Article 8 does not apply shall serve notice on the Company ("Sale Notice") stating the number of Ordinary Share and (if appropriate) Preference Shares he wishes to transfer ("Sale Shares") and his asking price for each share ("Asking Price").

     9.2 The Selling Shareholder may state in the Sale Notice that he is only willing to transfer all the Sale Shares, in which case no Sale Shares can be sold unless offers are received for all of them.

     9.3 The Sale Notice shall make the Company the agent of the Selling Shareholder for the sale of the Sale Shares on the following terms, which the Company shall notify to the other Ordinary Shareholders within seven days of receiving the Sale Notice:

     9.3.1  the price for each Sale Share is the Asking Price;

     9.3.2 the Sale Shares are to be sold free from all liens, charges and encumbrances together with all rights attaching to them;

     9.3.3 each of the other Ordinary Shareholders of the same class of Ordinary Shares being offered for sale (A Shares and Non-Voting A Shares being treated as the same class for these purposes) (except those who are Compulsory Sellers for the purposes of Article 12) is entitled to buy the Sale Shares in proportions reflecting, as nearly as possible, the nominal amount of their existing holdings of Ordinary Shares; an Ordinary Shareholder is entitled to buy fewer Sale Shares than his proportional entitlement;

     9.3.4 such Ordinary Shareholders may offer to buy any number of the Sale Shares that are not accepted by the other Ordinary Shareholders of the same class of Ordinary Shares ("Excess Shares");

     9.3.5 if Ordinary Shareholders of the same class of Ordinary Shares do not offer to buy all of the Sale Shares each of the Ordinary Shareholders of the other class (except those who are Compulsory Sellers for the purposes of Article
12) is entitled to buy any Sale Share for which offers are not received in proportions reflecting, as nearly as possible, the nominal amount of their existing holdings of Ordinary Shares and the provisions of Articles 9.3.3 and
9.3.4 shall apply mutatis mutandis;

     9.3.6  any additional terms pursuant to Article 9.2 apply; and

     9.3.7 21 days after the Company's despatch of the terms for the sale of the Sale Shares (the "Closing Date"):

          (i)  the Sale Notice shall become irrevocable;

          (ii) an Ordinary Shareholder who has not responded to the offer in writing shall be deemed to have declined it; and

          (iii)each offer made by an Ordinary Shareholder to acquire Sale Shares shall become irrevocable.

     9.4 If the Company receives offers from Ordinary Shareholders of the same class of Ordinary Shares for fewer Sale Shares than the number of Sale Shares, each such Ordinary Shareholder who offered to buy Excess Shares shall be entitled to a number of Excess Shares in proportions reflecting, as nearly as possible, the nominal amount of their holdings of Ordinary Shares. If no such Ordinary Shareholders offered to buy Excess Shares and the Company receives offers from all of the Ordinary Shareholders for fewer Sale Shares than the number of Sale Shares each Ordinary Shareholder of the other class of Ordinary Shares shall be entitled to a number of Excess Shares in proportions reflecting, as nearly as possible, the nominal amount of their holdings of Ordinary Shares. In no circumstances shall any Ordinary Shareholder be required to buy more Sale Shares than the number he offered to buy.

     9.5 Within seven days after the Closing Date, the Company shall notify the Selling Shareholder and the Ordinary Shareholders who offered to buy Sale Shares of the result of the offer and, if any Sale Shares are to be sold pursuant to the offer:

     9.5.1 the Company shall notify the Selling Shareholder of the names and addresses of the Ordinary Shareholders who are to buy Sale Shares and the number to be bought by each;

     9.5.2 the Company shall notify each Ordinary Shareholder of the number of Sale Shares he is to buy; and

     9.5.3 the Company's notices shall state a place and time, between seven and 14 days later, on which the sale and purchase of the Sale Shares is to be completed.

     9.6 If the Selling Shareholder does not transfer Sale Shares in accordance with Article 9.5, the directors may authorise any director to transfer the Sale Shares on the Selling Shareholder's behalf to the buying Ordinary Shareholders concerned against receipt by the Company of the Asking Price per share. The Company shall hold the Asking Price in trust for the Selling Shareholder without any obligation to pay interest. The Company's receipt of the Asking Price shall be a good discharge to the buying Ordinary Shareholder. The directors shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Selling Shareholder shall surrender his share certificate for the Sale Shares to the Company. On surrender, he shall be entitled to the Asking Price for the Sale Shares.

     9.7 If, by the Closing Date, the Company has not received offers for all the Sale Shares, the Selling Shareholder may within the next two months transfer the Sale Shares for which offers were not received (or, if the Sale Notice stated that he was only willing to transfer all the Sale Shares, all the Sale Shares) to any person at no less than the Asking Price per share, with any other terms being no more favourable than those in the Sale Notice.

     9.8 Notwithstanding any other provision of this Article 9, if the Sale Shares comprise B Shares the Remuneration Committee may, within 7 days after receipt of the relevant Sale Notice, specify that all or any such shares be acquired by any person falling within the categories set out in Article 12. The provisions of Article 9.1 to 9.7 shall apply to a transfer pursuant to any such nomination. The provisions of Article 9.1 to 9.7 shall thereafter apply to any of the Sale Shares not comprised in any such notification.

 10. TRANSFERS WHICH CHANGE CONTROL

     10.1 Article 10 applies when a transfer of Ordinary Shares is made (other than a transfer under Article 8.2, 8.3, or 8.4 which would, if registered, result in a person and any other person (in each case who is not a Shareholder of the Company immediately following the issue of the Preference Shares (or a person who becomes a Shareholder as a result of a transfer under Article 8.2, 8.3, or 8.4)):

          (i)   who in relation to him is a connected person, as defined in section 839 of the Income and Corporation Taxes Act 1988; or

          (ii) with whom he is acting in concert, as defined in The City Code on Takeovers and Mergers (and Apax Partners & Co Strategic Investors Limited's role or the role of any of its associates as investment adviser or manager shall not be deemed to make its clients or its funds act in concert or be connected persons) (each a "member of the purchasing group") holding or increasing a holding of 30% or more of the Ordinary Shares in issue.

     10.2 No transfer to which Article 10 applies may be made or registered unless:

     10.2.1 it is agreed to in writing by the holders of 94% or more of the Ordinary Shares in issue; or

     10.2.2 the proposed transferee has made an offer to buy all the other Ordinary Shares on the terms set out in Article 10.3 and the offer has closed and each accepted offer has been completed, unless failure to complete is the fault of the offeree.

     10.3  The terms of the proposed transferee's offer shall be as follows:

     10.3.1  the offer shall be open for acceptance for at least 21 days;

     10.3.2  the consideration for each Ordinary Share shall be the higher of:

          (i) the highest consideration offered for each Ordinary Share whose proposed transfer has led to the offer; and

          (ii) the highest consideration paid by any member of the purchasing group for an Ordinary Share in the twelve months up to the offer.

     10.4 The proposed transferee shall offer to buy each Preference Share for a cash consideration equal to the amount which would be payable to the holder if the Preference Share were redeemed on the date of its purchase by the proposed transferee, unless the Preference Share is redeemed in accordance with Article 5.7.

     10.5 Any dispute on the appropriate consideration for the Ordinary Shares shall be referred to an umpire chosen by the parties concerned or, if they cannot agree on an umpire, nominated by the president of the Institute of Chartered Accountants in England and Wales. The umpire shall act as an expert and not as an arbitrator and his decision shall be final and binding. The Selling Shareholder wishing to sell Ordinary Shares to the proposed transferee shall pay half the umpire's costs and Ordinary Shareholders in dispute with the proposed transferee shall pay the other half.

     10.6 A transfer of Ordinary Shares to the proposed transferee shall be made in accordance with Article 9.

 11. DRAG-ALONG RIGHTS

     11.1 If transfers under Article 8.1, 9 and/or 10 result in members of the purchasing group holding or increasing their shareholding to 50% or more of the Ordinary Shares in issue, the members of the purchasing group may, by serving a "Compulsory Purchase Notice" on each other Ordinary Shareholder ("Minority Shareholder"), require all the Minority Shareholders to sell all their Ordinary Shares to one or more persons identified by the members of the purchasing group at the consideration specified in Article 10.3.2.

     11.2 If the members of the purchasing group hold all the Preference Shares except those of the Minority Shareholders, their Compulsory Purchase Notices shall also require the Minority Shareholders to sell all their Preference Shares to one or more persons identified by the members of the purchasing group at the consideration specified in Article 10.4, unless the Preference Shares are redeemed in accordance with Article 5.7.

     11.3 The shares subject to the Compulsory Purchase Notices shall be sold and purchased in accordance with the provisions of Articles 12.6 to 12.8 mutatis mutandis:

          (i) the "completion date" being the date which is 14 days after the service of the Compulsory Purchase Notices;

          (ii) "Sale Shares" being the Minority Shareholder's Ordinary Shares and, if covered by the Compulsory Purchase Notice, his Preference Shares;

          (iii)  "Compulsory Sellers" being the Minority Shareholders; and

          (iv) "Offerees" being the persons identified as purchasers in the Compulsory Purchase Notice.

     11.4 While Article 11 applies to a Minority Shareholder's shares, those shares may not be transferred otherwise than under Article 11.

     11.5  Article 9 does not apply to transfers of shares made under Article
11.

 12. COMPULSORY TRANSFER

     12.1 Article 12 applies when an employee of the Company or any of its subsidiary undertakings who:

          (i)   is an Ordinary Shareholder; and/or

          (ii) has established a trust which holds Ordinary Shares ceases for any reason to be an employee of the Company or any of its subsidiary undertakings.

     12.2 Within two months after the cessation of employment, an Institutional Director may serve notice requiring the Ordinary Shareholder (or his personal representatives in the case of his death) and each trustee of the trust ("Compulsory Sellers") to offer some or all of their Ordinary Shares ("Sale Shares") to:

          (i)   a person or persons intended to take the employee's place;

          (ii) any of the existing employees of the Company or any of its subsidiary undertakings;

          (iii) an employees' share scheme of the Company and its subsidiary undertakings; and/or

          (iv) any other person or persons approved by resolution of the directors ("Offerees").

The Institutional Director's notice may reserve to the Institutional Director the right to finalise the identity of the Offerees once the price for the Sale Shares has been agreed or certified.

     12.3 The Compulsory Sellers shall then offer their Sale Shares to the Offerees free from all liens, charges and encumbrances together with all rights attaching to them on the following terms.

     12.4 The price for the Sale Shares shall be the price agreed between the Compulsory Sellers and an Institutional Director or, if they do not agree a price within 14 days of the Institutional Director's notice, the price certified by the Company's auditors, acting as experts and not as arbitrators, to be:

     12.4.1 if the employment ceases less than one year after the issue of the Sale Shares, the lower of the issue price of the Sale Shares and the value specified in Article 12.4.3; or

     12.4.2 if the employment ceases at any time as a result of the resignation of the employee or the lawful summary dismissal of the employee, the lower of the issue price of the Sale Shares and the value specified in Article 12.4.3 (provided that a resignation by an employee who is redundant or a resignation in circumstances constituting constructive dismissal or on retirement at the age of 65 shall not be treated as a resignation for the purposes of this Article 12.4.2);

     12.4.3 in any other circumstances the market value of the Sale Shares immediately after the cessation of employment; and

     12.4.4 where the market value of the Sale Shares shall be calculated as the appropriate proportion of the market value of all of the Ordinary Shares as between a willing seller and a willing buyer with no discount arising in relation to the size of the holding comprising the Sale Shares.

     12.5  Within seven days after the price has been agreed or certified:

     12.5.1 the Company shall notify the Compulsory Sellers of the names and addresses of the Offerees and the number of Sale Shares to be offered to each;

     12.5.2 the Company shall notify each Offeree of the number of Sale Shares on offer to him; and

     12.5.3 the Company's notices shall specify the price per share and state a date, between seven and 14 days later, on which the sale and purchase of the Sale Shares is to be completed ("completion date").

     12.6 By the completion date the Compulsory Sellers shall deliver stock transfer forms for the Sale Shares, with the relevant share certificates, to the Company. On the completion date the Company shall pay the Compulsory Sellers, on behalf of each of the Offerees, the agreed or certified price for the Sale Shares to the extent the Offerees have put the Company in the requisite funds. The Company's receipt for the price shall be a good discharge to the Offerees.

The Company shall hold the price in trust for the Compulsory Sellers without any obligation to pay interest.

     12.7 To the extent that Offerees have not, by the completion date, put the Company in funds to pay the agreed or certified price, the Compulsory Sellers shall be entitled to the return of the stock transfer forms and share certificates for the relevant Sale Shares and the Compulsory Sellers shall have no further rights or obligations under Article 12 in respect of those Sale Shares.

     12.8 If a Compulsory Seller fails to deliver stock transfer forms for Sale Shares to the Company by the completion date, the directors may (and shall, if requested by the Institutional Director) authorise any director to transfer the Sale Shares on the Compulsory Seller's behalf to each Offeree to the extent the Offeree has, by the completion date, put the Company in funds to pay the agreed or certified price for the Sale Shares offered to him. The directors shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Compulsory Seller shall surrender his share certificate for the Sale Shares to the Company. On surrender, he shall be entitled to the agreed or certified price for the Sale Shares.

     12.9 While Ordinary Shares are Sale Shares by virtue of Article 12.2, they may not be transferred under Article 8 or 9.

 13. GENERAL PROVISIONS

     13.1 Shareholders' meetings and resolutions:

     13.1.1 Regulation 37 of Table A is modified by the deletion of the words "eight weeks" and the substitution for them of the words "28 days" and by the insertion of the words "or the Institutional Director acting alone" after the second word of that regulation.

     13.1.2 A corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of members of the Company. The person so authorised is entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member.

     13.1.3 A poll may be demanded by the chairman or by any member present in person or by proxy and entitled to vote and regulation 46 of Table A is modified accordingly.

     13.1.4 Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

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

     13.1.5 Regulation 53 of Table A is modified by the addition at the end of the following sentence: "If a resolution in writing is described as a special resolution or as an extraordinary resolution it shall have effect accordingly."

     13.1.6 Regulation 57 of Table A is modified by the inclusion after the word "shall" of the phrase "unless the directors otherwise determine".

     13.1.7 Regulation 59 of Table A is modified by the addition at the end of the following sentence: "Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it."

     13.1.8  Regulation 62 of Table A is modified by the deletion in paragraph
(a) of the words "deposited at" and by the substitution for them of the words "left at or sent by post or by facsimile transmission to", by the substitution in paragraph (a) of the words "one hour" in place of "48 hours" and by the substitution in paragraph (b) of the words "one hour" in place of "24 hours".

     13.2 Number of directors

     Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) is not subject to any maximum and the minimum number is one.

     13.3 Alternate directors

     13.3.1 Each of the Institutional Directors and the Non-Executive Director is entitled to appoint any person willing to act, whether or not he is a director of the Company, to be an alternate director. That person need not be approved by resolution of the directors and regulation 65 of Table A is modified accordingly.

     13.3.2 An alternate director who is absent from the United Kingdom is entitled to receive notice of all meetings of directors and meetings of committees of directors and regulation 66 of Table A is modified accordingly.

     13.3.3 Regulation 68 of Table A is modified by the addition at the end of the following sentence: "Any such notice may be left at or sent by post or facsimile transmission to the office or such other place as may be designated for the purpose by the directors."

     13.4 Appointment, retirement and removal of directors

     13.4.1 The directors are not subject to retirement by rotation and any reference in any regulation of Table A to retirement by rotation is to be disregarded.

     13.4.2 The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

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

     13.4.3 A person appointed by the directors to fill a vacancy or as an additional director need not retire from office at the annual general meeting next following his appointment and the last two sentences of regulation 79 of Table A are deleted.

     13.4.4 The holders of a majority of the shares giving the right to vote at general meetings may at any time and from time to time by serving notice on the Company remove any director from office and appoint any person to be a director. A removal or appointment takes effect when the notice is received by the Company or on a later date specified in the notice.

     Article 13.4.4 does not apply to the removal or appointment of an Institutional Director or Non-Executive Director.

     13.5    DISQUALIFICATION AND REMOVAL OF DIRECTORS

     13.5.1  The office of a director shall be vacated if:

             (i) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director;

             (ii) he becomes bankrupt or makes any arrangement or composition with his creditors generally;

             (iii) he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director;

             (iv)  he resigns his office by notice in writing to the Company;

             (v) he has for more than six consecutive months been absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during such period attended any such meetings instead of him, and the directors resolve that his office be vacated; or

             (vi) (other than in the case of the Institutional Directors or any Non-Executive Director) he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors.

     13.5.2 A person voting against a resolution under section 303 of the Act to remove an Institutional Director or Non-Executive Director is deemed, in respect of that resolution, to have five times the votes of a person voting in favour of the resolution and regulation 54 of Table A is modified accordingly.

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

     13.6   Proceedings of directors

     13.6.1 Regulation 88 of Table A is modified by the exclusion of the third sentence and the substitution for it of the following sentence: "Every director shall receive notice of a meeting, whether or not he is absent from the United Kingdom. A director may waive the requirement that notice be given to him of a board meeting either prospectively or retrospectively."

     13.6.2 The quorum for the transaction of business of the directors may be fixed by the directors and unless so fixed shall be two at least one of which shall be an Institutional Director.

     13.6.3 Any director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of the directors is for the purposes of the Articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of the directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

     13.6.4 Meetings of the board of directors shall take place no less frequently than once per calendar month (save that there need be no scheduled meeting in August) and at least five working days' notice shall be given to each director provided that with the consent of a majority of the directors, including the written consent of an Institutional Director, board meetings may be held less frequently and convened on less notice.

     13.6.5 If and for so long as there is a sole director, he may exercise all the powers conferred on the directors by the Articles by resolution in writing signed by him, and regulations 88, 89, 91 and 93 of Table A and Article 13.6.2 and 13.6.3 shall not apply.

     13.6.6 Without prejudice to the obligation of any director to disclose his interest in accordance with section 317 of the Act, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty. The director shall be counted in the quorum present when any such resolution is under consideration and if he votes his vote shall be counted.

      13.7   Borrowing powers of directors

      The directors may exercise all the powers of the Company to borrow and raise money and to mortgage and charge all or any part of the undertaking, property and uncalled capital of the Company and, subject to the provisions of the Act, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

      13.8   Dividends

      The directors may deduct from any dividend or other moneys payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

      13.9   Capitalisation of profits

      The directors may, with the authority of an ordinary resolution of the Company, resolve that any shares allotted under regulation 110 of Table A to any member in respect of a holding by him of any partly paid shares rank for dividends, so long as those shares remain partly paid, only to the extent that those partly paid shares rank for dividend and regulation 110 of Table A is modified accordingly.

      13.10  Notices

      13.10.1 Regulation 112 of Table A is modified by the deletion of the last sentence and the substitution for it of the following: "A member whose registered address is not within the United Kingdom shall be entitled to have notices given to him at that address."

      13.10.2 A notice sent by post to an address within the United Kingdom is deemed to be given 24 hours after posting, if pre-paid as first class, and 48 hours after posting, if pre-paid as second class. A notice sent by post to an address outside the United Kingdom is deemed to be given four days after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. A notice not sent by post but left at a member's registered address is deemed to have been given on the day it was left.

      13.10.3 Regulation 116 of Table A is modified by the deletion of the words "within the United Kingdom".

      13.10.4 Where the Articles require notice to be given by the holders stated percentage of shares, notice may consist of several documents in similar form each signed by or on behalf of one or more shareholders.

      13.11   Indemnity

      13.11.1 Subject to the provisions of the Act, but without prejudice to an indemnity to which he may otherwise be entitled, every director, alternate director or secretary of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

     13.11.2 The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is a director, alternate director, secretary or auditor, or former director, alternate director, secretary or auditor, of the Company or of a company which is a subsidiary of the Company or in which the Company has an interest (whether director or indirect), or who is or was trustee of a retirements benefit scheme or another trust in which a director, alternate director or secretary or former director, alternate director or secretary is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

 14. INSTITUTUTIONAL DIRECTORS AND SHAREHOLDER DIRECTORS

     14.1 For so long as Apax Partners & Co Strategic Investors Limited and/or Apax Partners & Co Ventures Limited are advisors to persons holding more than 50% of the Ordinary Shares in issue from time to time then such Ordinary Shareholders ("the Apax Shareholders") may, by notice in writing addressed to the Company signed by or on behalf of each of them and delivered to the registered office of the Company appoint up to two persons to be directors of the Company and remove any person or persons so appointed and appoint another person in his place. Such directors shall be designated as "Institutional Directors" and shall enjoy the rights attributed to the Institutional Directors pursuant the Shareholders Agreement.

     14.2 Where the Apax Shareholders are not entitled to appoint an Institutional Director pursuant to Article 14.1 Shareholders holding a majority of the A Shares in issue from time to time may, by notice in writing addressed to the Company signed by on behalf of each of them and delivered to the registered office of the Company appoint up to two persons to be directors of the Company and remove any person or persons so appointed and appoint another person in his place provided always that there are no more than two such persons holding the office of director at any one time. Any director so appointed shall be designated an Institutional Director and shall enjoy the rights attributed to the Institutional Directors pursuant the Shareholders Agreement.

     14.3 Shareholders holding a majority of the A Shares in issue from time to time may, in addition to any right under Article 14.2, by notice in writing addressed to the Company signed by or on behalf of each of them and delivered to the registered office of the Company appoint a person to be a director of the Company (the "Non-Executive Director") and remove any person so appointed and appoint another person in his place. Any person so appointed shall be designated a Non Executive Director.

     14.4 Shareholders holding not less than 55.6% of the A Shares in issue from to time may, by notice in writing expressed to be given pursuant to this Article
14.4 addressed to the Company and delivered to the registered office of the Company, remove any director and appoint one or more persons to be a director or directors. The Company shall forthwith inform the director of any such notice removing him as served on the Company pursuant to this Article.

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